Exhibit 10.6

FIRST AMENDMENT TO MILL SALE AGREEMENT

This First Amendment to Mill Sale Agreement is ("Mill Amendment ") is made and entered into as of the _______ of July, 2022 by and between APPLIED MINERALS INC., a Delaware corporation, with a mailing address of 1200 Silver City Road, PO Box 432, Eureka, Utah 84628 ("AMI"), and Brady McCasland, Inc., ("BMI”), a Missouri corporation having its principal place of business at 16640 Chesterfield Grove Road, Suite 170, Chesterfield, MO 63005.

AMI and BMI may be referred to herein collectively as the "Parties" or individually as a "Party."

This Mill Amendment amends the Mill Sale Agreement, dated May 31, 2022, entered into between the Parties. AMI and BMI agree that the Mill Sale Agreement is amended as follows:

1.	The Table of Contents on page 2 is deleted and replaced with the following,

Table of Contents

Recitals

Article I Definitions

Article II Sale and Purchase

Article III Representations and Warranties of AMI

Article IV BMI’s Representations and Warranties

Article V Closing	3

Article VI General Provisions

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2.	The exhibit list on page 3 is deleted and replaced with the following.

Exhibit	Title	Section

1	Mining Operations Agreement	Recitals

2	Milling Operations Agreement	Recitals

3	Lease	Recitals

4	Buildings and Fixtures	Article I

5	Laboratory Equipment	Article I

6	Related Equipment	Article i

7	Second Amendment	Article I

8	Mining Claims	Article 1

9	Allocation Schedule	2.2

10	Bill of Sale	6(c)

11	Settlement Agreement

3.	The exhibit numbers in the Mill Sale Agreement are changed as necessary consistent with the foregoing.

4.	Section 2.2 is deleted and replaced with the following.

Section 2.2. Purchase Price. The total purchase price for the items listed in Section 2.1 is one Million Seven Hundred thousand Dollars ($1,700,000.00) (“Purchase Price”). The total lease payments are $10,000 for the entire Initial Term and $1,000 for each Renewal Term. The lease payment for the Initial Term is included in the Price, which will be deemed paid in advance as party of the Purchase Price.

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4.	Article V is eliminated and Articles VI and VII and renumbered Articles V and VI respectively and the subparagraphs in renumbered Article VI are changed consistent with the foregoing.

5.	In the definition of the term “Mill” in Article 1, the words “and the easement runs with the land” are added at the end and as a part of the sentence “The Mill also includes an easement for access, maintenance, use, and support.”

6.	In Section 2.1, the following sentence “In connection with the sale of the Mill, the Mill is constructively severed from the land and, the Mining Claims, on which it is located” is amended to read “In connection with the sale of the Mill, the Mill and any fixtures are constructively severed from the land and the Mining Claims, which are listed in Exhibit 8, on which they are located.

7.	Renumbered Article V is deleted and replaced with the following

ARTICLE V

CLOSING

The Closing. The Closing of this Mill Sale Agreement (the “Closing”) shall be held on a date that is agreed upon by the Parties from time to time (“Last Date for Closing”). The date upon which the Closing actually takes place, or, if more than one (1) day is required to complete the Closing, the dates upon which the Closing is actually accomplished, shall be deemed and considered the “Closing Date.”

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The Closing shall take place in accordance with the terms of this Mill Sale Agreement only when all of the conditions of the Closing of this Mill Sale Agreement have been satisfied or waived.

If the Closing does not take place on or before the Last Date for Closing, this Mill Sale Agreement shall terminate.

At the Closing, the following shall occur or exist, each of which shall be considered a condition precedent to the other and all of which shall be considered as taking place simultaneously, unless noted:

(a)       BMI will pay AMI the amount of $1,700,000.

(b)       All of the conditions of closing in the Iron Sale Agreement, the Milling Operations Agreement and the Mining Operations Agreement shall have been satisfied.

(c) AMI shall deliver to BMI a bill of sale for the Mill and Related Equipment (Exhibit 10) and this Mill Sale Agreement.

(d)       The Settlement Agreement attached as Exhibit 11 shall have been executed and delivered.

AMI and BMI shall execute such other documents and, further, take such other actions as are reasonably necessary and appropriate to effectuate the Closing in accordance with this Agreement.

The parties specifically agree that the conditions precedent to this Agreement and to Closing are of substantial importance to the parties and the failure and non-waiver of any condition precedent shall be sufficient to terminate this Agreement and relieve each party of any obligation to Close.

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IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the day and year first above written.

APPLIED MINERALS, INC.		BRADY MCCASLAND, INC.

By:	/s/ Christopher T. Carney	By:

Name:	Christopher T. Carney	Name:

Title:	President & CEO	Title:

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